Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care REIT, Inc. (the “Company”) as of and for the six month period ended June 30, 2013 and for the Company and Sunrise Senior Living, Inc. (“Sunrise”) for the year ended December 31, 2012. The historical consolidated financial statements of the Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Current Report on Form 8-K dated August 6, 2013, and in its Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2013, which are incorporated by reference into this Amendment on Form 8-K/A. The historical consolidated financial statements of Sunrise and certain acquired joint ventures for the year ended December 31, 2012 are contained in the Company’s Form 8-K/A dated March 25, 2013 and are incorporated by reference into this Amendment on Form 8-K/A. The historical consolidated financial statements of certain acquired joint ventures are included as Exhibits 99.2 to 99.9 to this Amendment on Form 8-K/A.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the transaction which includes the following components (collectively referred to as the “Acquisition”):

Prior to December 31, 2012, Sunrise acquired majority interests in 37 joint venture properties through a series of transactions (collectively, the “Sunrise Acquisitions”) using Sunrise’s cash on hand and proceeds from a $580,834,000 loan provided by the Company. Sunrise used a portion of the proceeds from the loan to extinguish debt related to Sunrise Acquisitions. Adjustments included below to interest income and interest expense represent the elimination of interest income and expense related to the loan. Pro forma adjustments to the condensed consolidated statement of income for the year ended December 31, 2012 represent the results of operations of the Sunrise Acquisitions from January 1, 2012 through date of acquisition by Sunrise. This loan was acquired by the Company upon completion of the Acquisition. Sunrise Acquisitions included the following transactions:

•

On October 1, 2012, Sunrise acquired the 75% interest held by HVP Sun Investor LLC in Metropolitan Senior Housing LLC, Sunrise Lafayette Hills Assisted Living, L.P. and Sunrise Paoli Assisted Living, L.P and the 80% interest held by HVP Sun Investor II LLC in Sunrise HBLR, LLC for approximately $171,000,000.

•

On October 16, 2012, Sunrise acquired the approximate 90% direct and indirect equity interest held by Morgan Stanley Real Estate Fund VI Special-A International, L.P., MSREF VI Special-B C.V., Morgan Stanley Real Estate Fund VI International-T, L.P., MSREF VI TE C.V. and Morgan Stanley Real Estate Investors VI International, L.P. in Dawn Limited Partnership for approximately $46,000,000.

•	On November 30, 2012, Sunrise purchased the 70% interest held by HJSI Portfolio II, LLC in SunVest, LLC for approximately $11,750,000.

•	On December 14, 2012, Sunrise purchased the 70% interest held by CNL SR Fox Hill, LLC in AU-HCU Holdings, LLC for approximately $6,500,000.

Prior to December 31, 2012 the Company acquired majority interests in several joint venture properties in which Sunrise held a noncontrolling interest prior to the Acquisition through the following transactions:

•

On August 31, 2012, the Company acquired the 100% interest held by PS UK Investment (Jersey) Limited Partnership and PS UK Investment II (Jersey) Limited Partnership (collectively, “PS UK”) in five joint venture properties in the United Kingdom for $243,500,000 of cash consideration. The Company acquired the 20% interest held by PS UK from Sunrise and the 80% interest from PS UK’s other joint venture partners.

•

On December 20, 2012, the Company acquired the 80% interest held by Sunrise First Euro Holdings (Jersey) Limited and Sunrise Jersey Holdings IV Limited (collectively, “First Euro”) in five joint venture properties in the United Kingdom for $238,500,000 of cash consideration. The remaining 20% interest held by First Euro was owned by Sunrise as of December 31, 2012 and was acquired by the Company as part of the Acquisition.

PS UK and First Euro pro forma adjustments to the condensed consolidated statement of income for the year ended December 31, 2012 represent the results of operations of PS UK and First Euro from January 1, 2012 through the date of acquisition by the Company.

Pursuant to the Agreement and Plan of Merger (“Merger Agreement”), Sunrise sold the management business of Sunrise (“Management Company”) and certain additional assets and liabilities to Red Fox Management, LP (the “Management Business Buyer”) immediately prior to the Company’s acquisition of the Sunrise property portfolio on January 9, 2013 pursuant to the terms of the Membership Interest Purchase Agreement, dated as of September 13, 2012. The parties intend that under no circumstances shall the Company be deemed the owner of, or otherwise have control over Management Company or the assets, liabilities and equity thereof for any period of time (Sunrise’s historical consolidated financial statements include the results of operations and financial position of Management Company. As such, all relevant amounts relating to Management Company have been eliminated from Sunrise historical statements and adjustments identified represent assets, liabilities, revenues and expenses of Management Company).

On January 9, 2013, the Company completed the acquisition of (i) the property portfolio of Sunrise which included 57 wholly-owned properties and noncontrolling interests in 58 joint venture properties, (ii) a 20% interest in the Management Business Buyer (to be accounted for as an equity method investment), and (iii) rights to acquire additional joint venture partner interests, pursuant to the Merger Agreement for a total purchase price of approximately $2,697,712,000. As a result of the Acquisition and in accordance with the Merger Agreement, each former share of Sunrise common stock was converted into the right to receive an aggregate consideration of $14.50 in cash per share. The Company funded the Acquisition through cash on hand and funds available under the New Credit Agreement. The total purchase price of $2,697,712,000 includes cash consideration of $2,039,784,000 and the fair value of debt assumed of $77,094,000. The remaining purchase price of $580,834,000 relates to activity that occurred prior to December 31, 2012 relating to loans provided to Sunrise to fund Sunrise Acquisitions as described above.

On February 15, 2013, the Company acquired four joint venture properties through the acquisition of the remaining 80% interest in Master CNL Sun Dev 1, LLC (“Master CNL”) for cash consideration of $34,058,000 and fair value of debt assumed of $61,165,000. The remaining 20% interest in Master CNL was owned by Sunrise as of December 31, 2012 and was acquired by the Company as part of the Acquisition.

On July 1, 2013, the Company acquired (i) seven joint venture properties through the acquisition of the remaining 55.02% interest in CHTSun Partners IV, LLC (“Sun IV”); (ii) 29 joint venture properties through the acquisition of the remaining 60% interest in CC3 Acquisition, LLC (“CC3”); (iii) six joint venture properties through the acquisition of the remaining 70% interest in CLPSun Partners II, LLC (“Sun II”); and (iv) seven joint venture properties through the acquisition of the remaining 67.88% interest in CLPSun PartnersIII, LLC (“Sun III”) (collectively, these acquisitions are referred to as the “Joint Venture Buy-Outs”) for aggregate cash consideration of $362,400,000 (which includes $96,041,000 of amounts funded from restricted cash) and fair value of debt assumed of $704,985,000 (the existing secured debt relating to the Sun II properties was paid off at closing and not assumed by the Company). The remaining interests in the four portfolios were owned by Sunrise as of December 31, 2012 and were acquired by the Company as part of the Acquisition.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 has been prepared as if the Acquisition had occurred as of that date. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2012 and the six month period ended June 30, 2013 have been prepared as if the Acquisition had occurred as of January 1, 2012. Such statements also give effect to the use of cash on hand to fund the Acquisition.

In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisition. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions that are preliminary and are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, accounting for the Acquisition, the allocation of the purchase price and the impact of ongoing integration activities could cause material differences in the information presented. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Acquisition, which may differ from those reflected in Sunrise’s historical consolidated financial statements and the pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2013

(In thousands)

	Company Historical	Joint Venture Buy Out Historical	Pro Forma Adjustments		Company Pro Forma
Assets
Net real property owned	$19,651,760	$1,090,270	$266,130	(B)	$21,008,160
Net real estate loans receivable	312,356	—	—		312,356

Net real estate investments	19,964,116	1,090,270	266,130		21,320,516
Other assets:
Equity investments	768,737	—	(299,941)	(A)	468,796
Goodwill	68,321	7,597	(7,597)	(C)	68,321
Deferred loan expenses	71,218	2,731	(1,512)	(E)	72,437
Cash and cash equivalents	512,472	20,515	(266,359)	(A)	266,628
Restricted cash	212,812	10,431	(96,041)	(A)	127,202
Receivables and other assets	598,717	7,972	(1,268)	(D)	605,421

Total other assets	2,232,277	49,246	(672,718)		1,608,805

Total assets	22,196,393	1,139,516	(406,588)		22,929,321

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	—	—	—		—
Senior unsecured notes	6,604,979	—	—		6,604,979
Secured debt	2,875,606	786,055	(81,071)	(E)	3,580,590
Capital lease obligations	79,481	—	—		79,481
Accrued expenses and other liabilities	539,361	39,922	(7,134)	(D)	572,149

Total liabilities	10,099,427	825,977	(88,205)		10,837,199
Redeemable noncontrolling interests	32,810	—	—		32,810
Equity:
Preferred stock	1,022,917	—	—		1,022,917
Common stock	285,085	—	—		285,085
Capital in excess of par value	12,263,927	313,539	(313,539)	(C)	12,263,927
Treasury stock	(21,248)	—	—		(21,248)
Cumulative net income	2,264,573	—	(4,844)	(A)	2,259,729
Cumulative dividends	(4,127,597)	—	—		(4,127,597)
Accumulated other comprehensive income	(49,174)	—	—		(49,174)
Other equity	5,678	—	—		5,678

Total Health Care REIT, Inc. stockholders' equity	11,644,161	313,539	(318,383)		11,639,317
Noncontrolling interests	419,995	—	—		419,995

Total equity	12,064,156	313,539	(318,383)		12,059,312

Total liabilities and equity	$22,196,393	$1,139,516	$(406,588)		$22,929,321

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Six Months Ended June 30, 2013

(In thousands, except per share data)

			Company Historical	Joint Venture Buy Out Historical	Pro Forma Adjustments		Company Pro Forma
Revenues:
Rental income			$598,753	$8,729	$(8,729)	(G)	$598,753
Resident fees and service			698,319	127,959	38,443	(N)	864,721
Interest income			16,696	—	(758)	(Q)	15,938
Other income			1,725	820	—		2,545

Total revenues			1,315,493	137,508	28,956		1,481,957
Expenses:
Interest expense			220,585	24,296	970	(O)	245,851
Property operating expenses			531,941	93,699	24,470	(N)	650,091
					(19)	(I)
Depreciation and amortization			386,837	20,157	15,745	(P)	422,739
General and administrative expenses			51,081	—	—		51,081
Transaction costs			94,116	—	(65,344)	(S)	28,772
Loss (gain) on derivatives			(407)	—	—		(407)
Loss (gain) on extinguishment of debt			(308)	—	—		(308)
Provision for loan losses			—	—	—		—
Impairment of long-lived assets			—	—	—		—
Gain on the sale of real estate and equity interests			—	—	—		—

Total expenses			1,283,845	138,152	(24,178)		1,397,819

Income (loss) from continuing operations before income taxes and income from unconsolidated entities			31,648	(644)	53,134		84,138
Income tax (expense) benefit			(3,978)	(66)	(184)	(D)	(4,228)
Income (loss) from unconsolidated entities			(3,198)	—	3,194	(A)	(4)

Income (loss) from continuing operations			24,472	(710)	56,144		79,906
Less:
Preferred dividends			33,203	—	—		33,203
Preferred stock redemption charge			—	—	—		—
Net income (loss) attributable to noncontrolling interests			(774)	—	—		(774)

Income (loss) from continuing operations attributable to common stockholders			$(7,957)	$(710)	$56,144		$47,477

Average number of common shares outstanding:
Basic			266,602				266,602
Diluted			266,602				269,580

Income (loss) from continuing operations attributable to common stockholders per share:	(R	)
Basic			$(0.03)				$0.18
Diluted			(0.03)				0.18

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2012

(In thousands, except per share data)

			Company Historical	Sunrise Historical	Historical Adjustments		Master CNL Historical	Joint Venture Buy Out Historical	Pro Forma Adjustments		Company Pro Forma
Revenues:
Rental income			$1,076,250	$670,567	$—		$—	$17,659	$(688,226)	(G)	$1,076,250
Resident fees and service			697,494	491,290	(75,500)	(F)	22,405	224,901	23,779	(U)	1,384,369
Interest income			39,065	1,103	(1,103)	(F)	—	—	(6,208)	(Q)	32,857
Other income			5,271	101,537	(84,359)	(F)	91	1,396	(17,044)	(G)	6,892

Total revenues			1,818,080	1,264,497	(160,962)		22,496	243,956	(687,699)		2,500,368
Expenses:
Interest expense			365,712	47,940	(7,609)	(F)	3,101	46,427	(3)	(H)	449,360
									(6,208)	(Q)
Property operating expenses			570,117	1,071,799	(112,646)	(F)	16,668	162,148	(5,954)	(I)	1,025,090
									16,270	(U)
									(693,312)	(G)
Depreciation and amortization			514,271	48,225	28,023	(F)	2,428	39,079	176,539	(J)	808,565
General and administrative expenses			97,341	133,316	(124,892)	(F)	—	—	(8,424)	(K)	97,341
Transaction costs			61,609	—	—		—	1,521	(1,521)	(S)	61,609
Loss (gain) on derivatives			(1,825)	—	—		—	—	—		(1,825)
Loss (gain) on extinguishment of debt			(775)	—	—		—	—	—		(775)
Provision for loan losses			27,008	1,534	(1,202)	(F)	—	—	—		27,340
Impairment of long-lived assets			—	1,969	(705)	(F)	—	—	—		1,264
Gain on the sale of real estate and equity interests			—	(4,457)	—		—	—	4,457	(K)	—

Total expenses			1,633,458	1,300,326	(219,031)		22,197	249,175	(518,156)		2,467,969

Income (loss) from continuing operations before income taxes and income from unconsolidated entities			184,622	(35,829)	58,069		299	(5,219)	(169,543)		32,399
Income tax (expense) benefit			(7,612)	373	(42,769)	(F)	—	268	38,628	(D)	(11,112)
Income (loss) from unconsolidated entities			2,482	113,683	(5,587)	(F)	—	—	(1,693)	(L)	(86)
									(33,561)	(V)
									(75,410)	(K)

Income (loss) from continuing operations			179,492	78,227	9,713		299	(4,951)	(241,579)		21,201
Less:
Preferred dividends			69,129	—	—		—	—	—		69,129
Preferred stock redemption charge			6,242	—	—		—	—	—		6,242
Net income (loss) attributable to noncontrolling interests			(2,415)	1,741	(1,741)	(F)	—	—	(41)	(T)	(2,456)

Income (loss) from continuing operations attributable to common stockholders			$106,536	$76,486	$11,454		$299	$(4,951)	$(241,538)		$(51,714)

Average number of common shares outstanding:
Basic			224,343								224,343
Diluted			225,953								224,343

Income (loss) from continuing operations attributable to common stockholders per share:	(M	)
Basic			$0.47								$(0.23)
Diluted			0.47								(0.23)

Health Care REIT, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto included as Exhibits 99.2 to 99.9 as well as included in the Current Report on Form 8-K/A dated March 25, 2013.

A.	On July 1, 2013, the Company acquired (i) seven joint venture properties through the acquisition of the remaining 55.02% interest in CHTSun Partners IV, LLC (“Sun IV”); (ii) 29 joint venture properties through the acquisition of the remaining 60% interest in CC3 Acquisition, LLC (“CC3”); (iii) six joint venture properties through the acquisition of the remaining 70% interest in CLPSun Partners II, LLC (“Sun II”); and (iv) seven joint venture properties through the acquisition of the remaining 67.88% interest in CLPSun PartnersIII, LLC (“Sun III”) for aggregate cash consideration of $362,400,000 (which includes $96,041,000 of amounts funded from restricted cash) and fair value of debt assumed of $704,985,000 (the existing secured debt relating to the Sun II properties was paid off at closing and not assumed by the Company). The remaining interests in the four portfolios were owned by Sunrise as of December 31, 2012 and were acquired by the Company as part of the Acquisition. Accordingly, the equity investments balance has been reduced by $299,941,000 as of June 30, 2013 and the equity loss has been reduced by $3,194,000 for the six months ended June 30, 2013 to eliminate such balances relating to the Joint Venture Buy-Outs.

Approximately $484,000 of the cash consideration was for transaction costs associated with the Joint Venture Buy-Outs. Additional transaction costs associated with the Joint Venture Buy-Outs were incurred and paid subsequent to June 30, 2013 in the amount of $4,360,000. These amounts have been reflected as an adjustment on the Pro Forma Condensed Consolidated Balance Sheet to recognize the cash that was paid and the corresponding impact to cumulative net income.

B.	Adjustments to reflect the fair value of real property for the Joint Venture Buy-Outs are as follows (in thousands):

Land and land improvements	$(23,660)
Buildings and improvements	104,864
Acquired lease intangibles	105,476
Accumulated depreciation and intangible amortization	79,450

Total net real property owned adjustments	$266,130

The real property associated with the Joint Venture Buy-Outs have been adjusted to their preliminary estimated fair values and the related historical balances of accumulated depreciation have been eliminated when in-service real property assets are recorded at fair value.

C.	The historical goodwill balance of $7,597,000 relating to the Joint Venture Buy-Outs has been eliminated. The adjustment to the total stockholders’ equity represents the elimination of the historical balances for the Joint Venture Buy-Outs.

D.	The Company has elected and continues to operate as a real estate investment trust (“REIT”). Qualification and taxation as a REIT depends upon the Company’s ability to meet a variety of qualification tests imposed under federal income tax law with respect to income, assets, distribution level and diversity of share ownership. Sunrise became a qualified REIT subsidiary by operation of tax law at the time of the Acquisition and is not expected to impact the REIT status of the Company. Resident level rents and related operating expenses for facilities included in a Taxable REIT Subsidiary (“TRS”) are subject to federal taxes. Adjustments primarily represent the elimination of Sunrise historical deferred tax assets and liabilities and recognition of estimated income tax expense.

E.	Adjustments to reflect the fair value of secured debt for the Joint Venture Buy-Outs are as follows (in thousands):

Eliminate Sun II balance paid off at closing	$(104,549)
Fair value of debt adjustment for assumed debt	23,478

Total secured debt adjustments	$(81,071)

In addition, historical deferred loan expenses of $2,731,000 were eliminated and $1,219,000 of costs incurred at closing of the Joint Venture Buy-Outs has been capitalized.

F.	Historical adjustments to reflect the sale of Management Company to eliminate the Management Company results of operations from the Sunrise historical results of operations, the acquisition by the Company of the PS UK portfolio and the First Euro portfolio to reflect the results of operations from the date of acquisition through December 31, 2012, and the acquisition by Sunrise of the 37 joint venture properties to reflect the results of operations from the date of the acquisition through December 31, 2012, as if such transactions occurred on January 1, 2012. The pro forma adjustments summarize the adjustments related to all three transactions which were previously presented separately in the Form 8-K/A dated March 25, 2013.

G.	The Acquisition was structured under the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”). Adjustment represents the elimination of Sunrise’s historical rental income and the corresponding property operating expenses under the provisions of RIDEA.

H.	Adjustments to interest expense are as follows (in thousands):

Elimination of Sunrise interest expense (excluding interest expense on Company loan and Management Company amounts)	$(83,651)
Interest expense associated with New Credit Agreement	14,848
Interest related to assumed Sunrise debt	68,800

Net interest expense to be eliminated	$(3)

I.	The Management Business Buyer will provide management services to the Sunrise property portfolio acquired by the Company under incentive-based management contracts. Adjustment represents management fees under the terms of new management contracts.

J.	Adjustments to depreciation and amortization represent the elimination of historical depreciation of Sunrise and Sunrise Acquisitions ($89,732,000) offset by depreciation and amortization expense as a result of the recording of real property and intangible lease assets acquired, excluding PS UK and First Euro, at their estimated fair value ($266,271,000). Estimated useful lives of 40 years and 15 years were assumed to compute depreciation for buildings and improvements, respectively, on a straight-line basis. Intangible lease assets were amortized over the assumed re-leasing period which range from 5 to 33 months.

K.	Adjustment represents the elimination of income from unconsolidated entities and loss on derivatives recorded by Sunrise for PS UK, First Euro and the joint venture properties acquired as part of the Sunrise Acquisitions.

L.	Adjustment represents the Company’s proportionate share of loss attributable to the noncontrolling interest in the Management Company effective January 1, 2012 including the impact of the new management contracts.

M.	The calculations of basic and diluted earnings per share are as follows (in thousands, except per share data):

	Historical	Pro Forma
Income from continuing operations	$179,492	$21,201
Preferred stock dividends	(69,129)	(69,129)
Preferred stock redemption charge	(6,242)	(6,242)
Net (income) loss attributable to noncontrolling interests	2,415	2,456

Income (loss) from continuing operations attributable to common stockholders	$106,536	$(51,714)

Basic shares outstanding	224,343	224,343
Effect of dilutive securities	1,610	0

Diluted shares outstanding	225,953	224,343

Income (loss) from continuing operations attributable to common stockholders per share:
Basic	$0.47	$(0.23)
Dilutive	0.47	(0.23)

N.	Adjustments to include a full six months of resident fees and services and property operating expenses for properties acquired in 2013.

O.	Adjustments to interest expense are as follows (in thousands):

Elimination of Sunrise interest expense (excluding interest expense on Company loan)	$(24,296)
Interest related to assumed Sunrise debt	25,266

Net interest expense to be added	$970

P.	Adjustments to depreciation and amortization represent the elimination of historical depreciation of Joint Venture Buy-Outs ($20,157,000) offset by depreciation and amortization expense as a result of the recording of real property and intangible lease assets acquired at their estimated fair value ($35,902,000). Estimated useful lives of 40 years and 15 years were assumed to compute depreciation for buildings and improvements, respectively, on a straight-line basis. Intangible lease assets were amortized over the assumed re-leasing period which range from 5 to 33 months.

Q.	In relation to the Sunrise Acquisitions, the Company provided a loan in the amount of $580,834,000 for which Sunrise used a portion of the proceeds from the loan to extinguish debt related to Sunrise Acquisitions. Adjustments included to interest income and interest expense represent the elimination of interest income and expense related to the loan. Pro forma adjustments to the condensed consolidated statement of income represent the results of operations of the Sunrise Acquisitions from January 1, 2012 through date of acquisition by Sunrise. This loan was acquired by the Company upon completion of the Acquisition.

R.	The calculations of basic and diluted earnings per share are as follows (in thousands, except per share data):

	Historical	Pro Forma
Income from continuing operations	$24,472	$79,906
Preferred stock dividends	(33,203)	(33,203)
Net (income) loss attributable to noncontrolling interests	774	774

Income (loss) from continuing operations attributable to common stockholders	$(7,957)	$47,477

Basic shares outstanding	266,602	266,602
Effect of dilutive securities	0	2,978

Diluted shares outstanding	266,602	269,580

Income (loss) from continuing operations attributable to common stockholders per share:
Basic	$(0.03)	$0.18
Dilutive	(0.03)	0.18

S.	Adjustments represent costs associated with the Acquisition or Sunrise Acquisitions which are “one time” costs that are not expected to continue into the future and as a result have been eliminated.

T.	Adjustment to net income attributable to noncontrolling interests represents the elimination of the proportionate share of equity in First Euro owned by Sunrise as of December 31, 2012.

U.	Adjustments represent the additional 6 months of operations for Sun IV based on the historical financial statements which had a recapitalization date of June 29, 2012.

V.	Adjustment represents the elimination of income from unconsolidated entities recorded by Sunrise for Sun II, Sun, III, Sun IV and CC3.